Exhibit 99.1

FOR IMMEDIATE RELEASE

Safeway Inc. Holds 2006 Investor Conference

Company Provides 2007 Earnings Guidance and

Announces 2007 Capital Expenditure Plans and Cash Flow Expectations

Contacts: Julie Hong (925) 467-3832

Melissa Plaisance (925) 467-3136

PLEASANTON, Calif.—(BUSINESS WIRE)—December 12, 2006—Safeway Inc. (NYSE: SWY) will hold a conference for analysts and institutional investors today. Safeway will review its recent performance, establish its 2007 earnings guidance, review its long term guidance, and discuss its strategy to achieve sustainable 12 - 15% growth.

For the year 2007, the company is initiating earnings per share guidance of $1.90 - $2.00. The company anticipates continued strong contributions from Lifestyle stores and product innovation will deliver ID sales growth of approximately 3.3% in 2007. Further progress in shrink control and a more efficient supply chain as well as benefits from past labor contract restructurings and labor efficiencies are expected to provide flexibility to invest in price, promotion and brand building and to increase margins. The company will also discuss its efforts to create and develop new growth vehicles, and the progress it has made with its Blackhawk Network subsidiary.

The company plans to spend approximately $1.7 billion in cash capital expenditures in 2007, to complete approximately 25 new stores and to remodel approximately 275 stores. The company expects to generate free cash flow (cash flow from operating activities less cash flow used by investing activities) in 2007 in the range of $400 million to $600 million.

“We have made substantial improvements in our supermarket business since establishing our strategy to differentiate our offering in 2003,” said Steve Burd, Chairman, President and CEO. “We have achieved significant improvements in our perishable offerings and executed our Lifestyle store program in over 40 percent of our stores, with great results. We have also been working to establish new growth vehicles to ensure healthy long-term growth for our business,” added Burd. “Blackhawk Network is a great example of how we plan to drive additional growth in years to come.”

Safeway Inc. is a Fortune 50 company and one of the largest food and drug retailers in North America. The company operates 1,767 stores in the United States and Canada and had sales of $38.4 billion in 2005. The company’s common stock is traded on the New York Stock Exchange under the symbol SWY.

The investor conference will be broadcast live over the Internet from 8:00 AM (PST) to approximately 11:30 AM (PST) at http://www.safeway.com/investor_relations. Click on Webcast Events to access the event. The presentation will be available in an archived format for one week after the meeting.

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This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements relate to, among other things, estimates of diluted earnings per share, identical-store sales, capital expenditures, free cash flow, financial and operating results, and Lifestyle stores. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “anticipates,” “estimates,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: general business and economic conditions in our operating regions, including consumer spending levels, currency valuations, population, employment and job growth in our markets; pricing pressures and competitive factors, which could include pricing strategies, store openings, remodels or acquisitions by our competitors; results of our programs to control or reduce costs, improve buying practices and control shrink; results of our programs to increase sales; results of our efforts to revitalize corporate brands; results of our programs to improve our perishables departments; results of our promotional programs; results of our programs to improve capital management; results of any on-going litigation in which we are involved or any litigation in which we may become involved; the ability to achieve satisfactory operating results in all geographic areas where we operate; changes in the financial performance of our equity investments; labor costs, including benefit plan costs and severance payments, or labor disputes that may arise from time to time and work stoppages that could occur in areas where certain collective bargaining agreements have expired or are on indefinite extensions or are scheduled to expire in the near future; failure to fully realize or delay in realizing growth prospects for new business ventures, including Blackhawk; legislative, regulatory, tax or judicial developments, including with respect to Blackhawk; the cost and stability of fuel, energy and other power sources; unanticipated events or changes in real estate matters, including acquisitions, dispositions and impairments; adverse weather conditions; performance in new business ventures or other opportunities that we pursue, including Blackhawk; the capital investment in and financial results from our Lifestyle stores; the rate of return on our pension assets; and the availability and terms of financing. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so. Please refer to our reports and filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and subsequent Current Reports on Form 8-K, for a further discussion of these risks and uncertainties.

SAFEWAY INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(Dollars in millions)

(unaudited)

Financial Guidance for 2007

Reconciliation of GAAP Cash Flow Measure to Free Cash Flow Estimate

	Low		High
Net cash flow from operating activities	$2,100	-	$2,200
Net cash flow used by investing activities	(1,700)	-	(1,600)

Free cash flow *	$400	-	$600

*	Excludes Blackhawk Network’s gift card payables and receivables.

CONTACT: Safeway Inc. Julie Hong, 925-467-3832, Melissa Plaisance 925-467-3136

SOURCE: Safeway Inc.